Exhibit 99.1

PhaseBio Pharmaceuticals and BioVectra Enter into Supply Agreement to Support Development and Commercialization of Bentracimab

Malvern, PA and San Diego, CA - March 11, 2021 - PhaseBio Pharmaceuticals, Inc. (Nasdaq: PHAS), a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies for cardiopulmonary diseases, and BioVectra Inc., an innovative global contract development and manufacturing organization (CDMO), today announced a commercial scale supply agreement for the production of bentracimab, PhaseBio’s lead product candidate currently in a global Phase 3 clinical trial. Bentracimab is a novel, human monoclonal antibody fragment that in earlier clinical trials has shown immediate and sustained reversal of the antiplatelet effects of Brilinta® (ticagrelor).

Under the terms of the agreement, BioVectra will provide its integrated CDMO services for the manufacturing of the active pharmaceutical ingredient (API) of bentracimab for use in PhaseBio’s ongoing global clinical trials and for global commercial use upon regulatory approval. Utilizing a cost-efficient, E.coli-based manufacturing process at its manufacturing site in Windsor, Nova Scotia, BioVectra recently completed the first GMP run of bentracimab at commercial scale. Going forward, PhaseBio plans to integrate API manufactured at commercial scale at BioVectra into the ongoing Phase 2b and Phase 3 REVERSE-IT clinical trials to support global regulatory filings.

“As we prepare for the next phase of growth for bentracimab, we’re pleased to sign this agreement with BioVectra for the commercial supply and development of our novel reversal agent,” said Jonathan P. Mow, Chief Executive Officer of PhaseBio Pharmaceuticals. “Having recently expanded our global Phase 3 REVERSE-IT trial into Canada and the European Union, and with other countries on the horizon, the signing of this agreement and the completion of our first commercial-scale manufacturing run are important steps as we continue preparing our regulatory filings and commercialization efforts for bentracimab. We believe BioVectra will be an excellent partner as we move down the path of developing and potentially commercializing the first specific antiplatelet reversal agent for ticagrelor.”

Pending approval of the drug by regulators, the partnership will enable PhaseBio to supply bentracimab at launch in the U.S. to key trauma and critical care centers. Based on data from IQVIA®, PhaseBio believes that providing adequate bentracimab supply for initial stocking and demand-based reorders for these key centers will make bentracimab accessible to approximately 80% of the population in the U.S. who are prescribed P2Y12 inhibitors like ticagrelor.

“We’re excited to be partnering with PhaseBio under this new commercial agreement for the high-volume scale-up and global supply of bentracimab,” said Oliver Technow, Chief Executive Officer of BioVectra. “BioVectra is an expert CDMO with proven, specialized capability in scaling the most complex biologic drug substances produced from fermentation. Leveraging our fully integrated approach and 50 years of experience, our highly-skilled team looks forward to continuing to make a difference in patients’ lives by delivering on and supporting PhaseBio’s global commercialization of bentracimab from our new, large-scale Microbial Biomanufacturing facility.”

About Bentracimab (PB2452)

Bentracimab is a novel, recombinant, human monoclonal antibody antigen-binding fragment designed to reverse the antiplatelet activity of ticagrelor in major bleeding and urgent surgery situations. In a Phase 1 clinical trial, bentracimab demonstrated the potential to bring life-saving therapeutic benefit through immediate and sustained reversal of ticagrelor’s antiplatelet activity, mitigating concerns regarding bleeding risks associated with the use of antiplatelet drugs. The Phase 1 clinical trial of bentracimab in healthy volunteers was published in the New England Journal of Medicine in March 2019. In April 2019, bentracimab received Breakthrough Therapy Designation from the FDA. Breakthrough Therapy Designation may be granted by the FDA when preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapy. In September 2019, PhaseBio completed a Phase 2a trial in which bentracimab was investigated in older and elderly subjects on dual antiplatelet therapy of ticagrelor and low-dose aspirin. Additionally, the Phase 2a trial investigated a bentracimab regimen for the reversal of supratherapeutic doses of ticagrelor in healthy younger subjects. In both arms of the trial, bentracimab achieved immediate and sustained reversal of the antiplatelet effects of ticagrelor and was generally well-tolerated, with only minor adverse events reported. These results are consistent with the results observed in healthy younger subjects treated with ticagrelor in the previously published Phase 1 trial. PhaseBio initiated the REVERSE-IT trial, a pivotal Phase 3 clinical trial of bentracimab, in March 2020 to support a Biologics License Application for bentracimab in both major bleeding and urgent surgery indications. There are currently no approved reversal agents for ticagrelor or any other antiplatelet drugs.

About PhaseBio

PhaseBio Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies for cardiovascular and cardiopulmonary diseases. The company’s pipeline includes: bentracimab (PB2452), a novel reversal agent for the antiplatelet therapy ticagrelor; pemziviptadil (PB1046), a once-weekly vasoactive intestinal peptide receptor agonist for the treatment of pulmonary arterial hypertension; and PB6440, an oral agent for the treatment of resistant hypertension. PhaseBio’s proprietary elastin-like polypeptide technology platform enables the development of therapies with potential for less-frequent dosing and improved pharmacokinetics, including pemziviptadil, and drives both internal and partnership drug-development opportunities.

PhaseBio is located in Malvern, PA, and San Diego, CA. For more information, please visit www.phasebio.com.

About BioVectra

BioVectra is a CDMO that serves global pharmaceutical and biotech companies with full-service cGMP outsourcing solutions for intermediates and active pharmaceutical ingredients (APIs). An innovative and reliable service partner with a strong regulatory history, BioVectra has over 50 years of experience specializing in:

•cGMP microbial fermentation
•Complex chemistry – high potency APIs
•Biologics
•Formulation development

BioVectra operates out of five cGMP facilities in Atlantic Canada. For more information about BioVectra, please visit www.biovectra.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements.

Forward-looking statements include statements concerning or implying the conduct or timing of our clinical trials and our research, development and regulatory plans for our product candidates, the potential for these product candidates to receive regulatory approval from the FDA or equivalent foreign regulatory agencies, and whether, if approved, these product candidates will be successfully distributed and marketed. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements.

Risks regarding our business are described in detail in our Securities and Exchange Commission (“SEC”) filings, including in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and in our Annual Report on Form 10-K for the year ended December 31, 2020, which we intend to file shortly hereafter. These forward-looking statements speak only as of the date hereof, and PhaseBio Pharmaceuticals, Inc. disclaims any obligation to update these statements except as may be required by law.

Contacts

Investors

PhaseBio:
John Sharp
PhaseBio Pharmaceuticals, Inc.
Chief Financial Officer
(610) 981-6506
john.sharp@phasebio.com

BioVectra:
Heather Delage
BioVectra Inc.
Chief Commercial Officer
(902) 566-9116 ext. 6236
hdelage@biovectra.com

Media

PhaseBio:
Will Zasadny
Canale Communications, Inc.
(619) 961-8848
will.zasadny@canalecomm.com

BioVectra:
Jordan MacGregor
BioVectra Inc.
Marketing & Communications Manager
(902) 566-9116 ext. 6376
jmacgregor@biovectra.com